EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Index Oil and Gas, Inc.
Houston, Texas

As independent Registered Public Accountants, we hereby consent to the use by reference in this Registration Statement, Form S8, of our June 30, 2008 report on Form 10K for the year ended March 31, 2008 and to all other references to our Firm included in this Registration Statement.

/s/ RBSM LLP

New York, New York
March 13, 2009